Commission Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVARUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7948	27-3492584
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

412 Olive Avenue, Ste 212, Huntington Beach, CA 92648
(Address of principal executive offices) (zip code)

(949) 275-6132
(Registrant’s telephone number, including area code)

(949) 271-5730
(Registrant’s fax number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock , par value $.001	41,075,000	$0.10	$4,107,500	$292.86
Total Registration Fee				$292.86

(1)
An indeterminate number of additional shares of common stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)
The sales price for the selling shareholders to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange.   Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUBJECT TO COMPLETION, DATED _______ 2010

AVARUS, INC.

A DELAWARE CORPORATION
41,075,000 SHARES OF COMMON STOCK OF AVARUS, INC.
_________________________________

The selling stockholders named in this prospectus are offering up to 41,075,000 shares of our Common Stock. We will not receive proceeds from any sale of Common Stock by the Selling Stockholders. Our Common Stock does not presently trade on any exchange or electronic medium.

Prior to this offering, there has been no public market for Company’s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). If and when any sale of securities is made by a selling stockholder prior to our entry into a Business Combination Transaction, the securities and the purchase price for the securities (the "Deposited Funds" and "Deposited Securities," respectively) shall promptly be placed into escrow with Cleartrust, LLC. ClearTrust, LLC is an SEC registered Transfer Agent along with being a licensed and bonded escrow company. ClearTrust, LLC will utilize a separate and segregated escrow account at Synovus Bank, an FDIC insured institution to hold the escrow on behalf of the individual investors and seller. While held in the escrow account, the deposited securities may not be traded or transferred. The deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419.  Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The pro rata portion of the deposited funds, including interest or dividends, if any, to any investor who does not elect to remain an investor within five (5) business days of such election. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

All shares currently have a restrictive legend and cannot be sold without registration or an exemption from registration.  Therefore, if a stockholder desires to sell his or her shares prior to our entering into a Business Combination Transaction, he or she must notify us.  All sales of our stock are still subject to the restrictions of the escrow agreement.

If there are no sales in this offering, then after we complete a Business Combination Transaction, we will file a Form 8-K with the SEC containing extensive information about the Target(s) as required by SEC regulations, including audited financial statements.  After completing such Business Combination Transaction, we would no longer be deemed to be a shell company, and the requirements of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not apply.

This offering is a resale of securities initially sold at $0.10 a share and is being conducted pursuant to Rule 419 of the Securities Act. The offering price of the securities under this Registration Statement is set at $.10. There is currently no public market for our common stock.  However, once a business combination has been successfully completed and the Post-Effective amendment is deemed effective, we intend to arrange to have our common stock traded on a public market.  Although we intend to apply for the trading of our common stock on the OTC Bulletin Board after completing an acquisition, a merger, acquisition, or similar transaction (a “Business Combination Transaction”), public trading of our common stock may never materialize.  If our common stock becomes traded on the OTC Bulletin Board after we complete a Business Combination Transaction, the sale price will vary according to prevailing market prices or privately negotiated prices by the selling stockholders.

The selling security holders and any broker-dealers participating in the distributions of the shares are considered to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

The Company was organized as a vehicle to investigate and, if such investigation warrants, merge or acquire a target company or business seeking the perceived advantages of being a publicly held corporation. As of the date of this prospectus, we have no particular acquisitions in mind and have not entered into any negotiations with respect to the possibility of a merger or acquisition between us and such other company.  Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditors have issued an audit opinion for Avarus, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 8.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

AVARUS, INC.

PART I

You should rely only upon the information contained in this prospectus in deciding whether to purchase our securities.  We have not authorized anyone to provide information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.  Our business, financial condition, results of operations, and prospects may have changed since that date.

The information contained in this prospectus is not complete and is subject to change.  The selling stockholders are not permitted to sell securities until the Registration Statement, of which this prospectus is a part, filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PART I

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.  You should rely only upon the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized anyone to provide you with information which is different from that contained in this prospectus. The selling stockholders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

SUMMARY INFORMATION AND RISK FACTORS.

The following summary contains basic information about our company and this offering.  It does not contain all of the information which is important to you in making an investment decision.  You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus. Unless otherwise indicated, all information contained in this prospectus relating to our shares of common stock is based upon information as of September 30, 2010.

RIGHTS AND PROTECTIONS UNDER RULE 419

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). If and when any sale of securities is made by a selling stockholder prior to our entry into a Business Combination Transaction, the securities and the purchase price for the securities (the "Deposited Funds" and "Deposited Securities," respectively) shall promptly be placed into escrow with ClearTrust, LLC.  Cleartrust, LLC is an SEC registered Transfer Agent along with being a licensed and bonded escrow company. ClearTrust, LLC will utilize a separate and segregated escrow account at Synovus Bank, an FDIC insured institution to hold the escrow on behalf of the individual investors and seller. While held in the escrow account, the deposited securities may not be traded or transferred. Under Rule 419, the Deposited Funds and Deposited Securities will be released, only after the Company has met the following three conditions: First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The pro rata portion of the deposited funds, including interest or dividends, if any, shall be returned to any investor who does not elect to remain an investor within five (5) business days of such election. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest and dividends, if any) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

If there are no sales in this offering, then after we complete a Business Combination Transaction, we will file a Form 8-K with the SEC containing extensive information about the Target(s) as required by SEC regulations, including audited financial statements.  After completing such Business Combination Transaction, we would no longer be deemed to be a shell company, and the requirements of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not apply.

POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires the Company to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

RECONFIRMATION OFFERING

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends, if any) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

OUR BUSINESS

Avarus, Inc. (“we”, “us”, “our”) was incorporated under the laws of the State of Delaware on September 20, 2010 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.  Since our inception, we have been engaged in developmental stage activities and organizational efforts.

The Company was formed by J.W. Mezey, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition.  Paul Howarth serves as Chairman of the Board, and as a Director.  J.W. Mezey was our original incorporator and presently serves as President, Principal Accounting Officer, Principal Financial Officer, Secretary and as a Director.

Our business purpose is to seek the acquisition of or merger with, an existing company.  The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. We have very limited capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.  We will not restrict potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.  As of the date hereof, we have made no efforts to identify a possible business combination including, but not limited to, not conducting negotiations or entering into a letter of intent with respect to any target business and we have not entered into a letter of intent or any definitive agreement with respect to any target business.

The analysis of new business opportunities has and will be undertaken by or under the supervision of our officers and directors. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, we  will consider the following kinds of factors:

(a)    Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)    Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole; and

(c)    Strength and diversity of management, either in place or scheduled for recruitment.

 Based upon proposed business activities, we are a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Accordingly, each shareholder of the Company has agreed not to sell or offer to sell that his/her respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's sell their respective securities before such closing.

We have not been involved in any bankruptcy, receivership or similar proceeding.  We have not been involved in any material reclassification, merger consolidation, or purchase or sale of any assets.

As of the date of this prospectus, we have 41,075,000 shares of $0.001 par value common stock issued and outstanding.
We currently maintain an address at the offices located at 412 Olive Avenue, Ste 212, Huntington Beach, CA 92648.

Our fiscal year end is September 30.

THE OFFERING

Securities Offered
We are registering common shares on behalf of thirty-seven (37) selling security holders.  In the aggregate, the selling stockholders are offering up to 41,075,000 shares of common stock, $.001 par value per share.  The aggregate amount of shares we are registering for the selling security holders represents 100% of the issued and outstanding shares of our common stock and 55% of the total authorized shares of our common stock.  See “Selling Security Holders.”

Plan of Distribution
Up to 41,075,000 shares of common stock may be offered and sold by the selling stockholders through agents or brokers, acting as principal, agent in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise; through brokers or agents in private sales at negotiated prices; or by any other legally available means. Because it is not contemplated that any of the selling stockholders intend to sell their shares until we enter into a Business Combination Transaction, and any sales will have to be through a broker dealer, we will not know in which states prospective purchasers will be located.  It will be the brokers’ responsibility to confirm that sales can legally be made in the applicable states.

Offering Price
$0.10 per share.  The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Use of Proceeds	We will not receive any cash or other proceeds from the selling security holders’ sales of their respective shares.

Securities Outstanding
We are authorized to issue up to an aggregate of 75,000,000 shares of common stock of which 41,000,000 common shares were issued and outstanding as of September 30, 2010 and 41,075,000 common shares were issued and outstanding as of October 10, 2010.

Rule 419
This offering is being conducted pursuant to Rule 419 of the Securities Act.   Consequently, if one of our stockholders sells shares before we have entered into a merger, acquisition or similar transaction (hereinafter collectively referred to as a “Business Combination Transaction”), the shares and the funds paid for them (the purchasers of those shares are hereinafter referred to as the “Purchasers”) shall promptly be placed into escrow with ClearTrust, LLC.  Cleartrust, LLC is an SEC registered Transfer Agent along with being a licensed and bonded escrow company. ClearTrust, LLC will utilize a separate and segregated escrow account at Synovus Bank, an FDIC insured institution to hold the escrow on behalf of the individual investors and seller.

When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the “Targets”), we shall file a post-effective amendment to this registration statement with the SEC and will send the Purchasers, if any, extensive information with respect to the Targets including audited financial statements, and each Purchaser shall have a period of forty five (45) business days after the effective date of that amendment (the end of such period, the “Deadline”) in which to inform us whether he, she or it wishes to remain an investor in our company after the Business Combination Transaction.  If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company after the Business Combination Transaction, we shall release the shares to him, her or it and release the funds he, she or it paid for such shares, plus any interest or dividends, if any, on those funds, to the stockholder from whom he, she or it purchased those shares after the Business Combination Transaction is complete, which will be at least forty five (45) business days after the date the SEC declares the amendment effective.  If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company after the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends, if any on those funds, shall be returned to him, her or it within five business days after the forty fifth (45th) business day following the date the SEC declares the amendment effective, and his, her or its shares shall be returned to the stockholder from whom he, she or it purchased his, her or its shares.

Subsequent to consummating such Business Combination Transaction and the effective date of the amendment to this registration statement, we would no longer be deemed to be a shell company, and shares could be transferred without complying with the provisions of Rule 419.

If any stockholders sold any shares to Purchasers, and we have not completed a Business Combination Transaction within 18 months after the date the SEC declares this registration statement effective, all escrow funds shall be returned to the Purchasers within five days, plus any interest or dividends, if any, on those funds, all of the shares held in escrow shall be returned to the selling stockholders from whom those Purchasers purchased them and we will file an amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.  Since the escrow funds will either be released to the selling stockholders or returned to the Purchasers, we will not receive any funds from this offering.

If there are no sales in this offering within eighteen (18) months after the date the SEC declares this registration statement effective, no funds or shares shall be placed in escrow, and we will file an amendment to this registration statement with the SEC removing the shares from registration and, subject to the next paragraph, terminating this offering, in which event the shares cannot be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.

If there are no sales in this offering, we may enter into a Business Combination Transaction at any time, regardless of whether before or after eighteen (18) months after the effective date of this registration statement; provided, however, that if there are no sales of securities pursuant to this offering, and during said eighteen (18) month period we become aware that a business combination is probable, we shall suspend this offering, and shall notify the selling  stockholders that this offering is being suspended. If the potential Business Combination Transaction is not consummated before the expiration of the 18 month period, this offering shall be continued, and the selling stockholders may sell shares again pursuant to this offering.  After the 18 month period, if there is no Business Combination Transaction, this offer will be terminated. If there are no sales in this offering, then after we complete a Business Combination Transaction, we will file a Form 8-K with the SEC containing extensive information about the Target(s) as required by SEC regulations, including audited financial statements.  After completing such Business Combination Transaction, we would no longer be deemed to be a shell company, and the requirements of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not apply.

All shares currently have a restrictive legend and cannot be sold without registration or an exemption from registration.  In order to comply with Rule 419 of the Securities Act, all of our selling stockholders have entered into an escrow agreement.  If a stockholder desires to sell his or her shares prior to our entering into a Business Combination Transaction, he or she must notify us so that we can then determine if the broker dealer arranged for the sale to shares.  All sales of our stock are subject to the restrictions of the escrow agreement.

In order to comply with Rule 419, all of the selling stockholders have entered into an escrow agreement with Cleartrust, LLC.  When we have entered into an agreement for a Business Combination Transaction with one or more businesses and filed the required amendment to this registration statement with the SEC, we shall send the Purchasers, if any, extensive information with respect to the Targets and each Purchaser shall have a period of 45 business days after the effective date of that amendment in which to inform us whether he, she or it wishes (A) to remain an investor in our company subsequent to the closing of the Business Combination Transaction, in which event the Escrow Agent shall release all of the Purchaser’s securities from escrow to the Purchaser and shall release the purchase price for those securities, plus any interest or dividends, if any, from escrow to the selling stockholder, or (B) to receive the return of his, her or its escrow funds plus any interest or dividends, if any, in which event the securities shall be returned to the selling stockholder.

Escrow Agreement
If we give written instructions to the Escrow Agent that we have not (A) negotiated an acquisition transaction, (B) filed a post-effective amendment to our Registration Statement, (C) successfully completed a reconfirmation offering meeting the requirements of Rule 419 and (D) closed on the acquisition agreement within eighteen (18) months after the date of our Registration Statement, then the Escrow Agent will return the escrow funds to the Purchasers plus any interest or dividends, if any, and return the securities to the selling stockholders.

Risk Factors	An investment in our shares is highly speculative and purchasers may suffer substantial dilution per common share compared to the purchase price. We may need additional funding. No individual should invest in our common shares who cannot afford to risk the loss of his or her entire investment. All shares are currently restricted and may not be sold except subject to the Escrow Agreement. If a stockholder wishes to sell his stock, he must notify the Company. Any sale is subject to the terms of the Escrow Agreement and would not be completed until a later date. The sale may never be completed as discussed in “Escrow Agreement” immediately prior to this provision. See “Risk Factors” immediately following this provision.

SUMMARY FINANACAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

Inception Sept. 20, 2009 thru Sept. 30, 2009
Revenue	$0
Expenses:
General and administrative expenses	60,526
Total Expenses
Net Income (Loss)	$(60,526)

Balance Sheet Data

Sept. 30, 2009
ASSETS
Current Assets
Cash	$11,974
Total current assets	11,974

Total assets	$11,974

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$-
Non-Current Liabilities	-

Total Liabilities	-

Stockholders’ Equity

Common stock	41,000
Paid-In Capital	31,500
(Deficit) accumulated during development stage	(60,526)

Total stockholder's equity	11,974

Total liabilities and stockholder's equity	$11,974

RISK FACTORS

An investment in the Shares being registered pursuant to this prospectus involves a high degree of risk and is suitable only for investors of substantial means.  Any statements with respect to future events contained in this prospectus are based upon circumstances and events which have not yet occurred, and upon assumptions which may not materialize.  The actual results which are achieved by us may vary materially from those discussed in this prospectus.

In addition, this prospectus contains forward-looking statements which involve risks and uncertainties.  Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this prospectus.  Any such statements are representative only as of the date of this prospectus.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this prospectus or to reflect the occurrence of unanticipated events, except for such updates to this prospectus and the registration statement of which it is a part as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

Accordingly, prospective investors should consider carefully the following risk factors, in addition to the other information with respect to our business contained in this prospectus, before purchasing Shares pursuant to this prospectus.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

The Company has yet to commence revenue producing operations. As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues. Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

There is uncertainty as to our ability to receive additional financing.

We have raised capital which we believe will be sufficient until we consummate a merger or other business combination.  We may need to raise additional capital through the issuance of additional shares or through debt.  There is no existing commitment to provide additional capital.  There can be no assurance that we shall be able to receive additional financing.

Investors may lose their entire investment if the Company fails to implement its business plan.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have generated no revenues. Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts  of  interest  create  the  risk  that  management  may  have an incentive to act  adversely to the interests of other  stockholders.  A conflict of interest may arise between our management's personal pecuniary interests and their fiduciary duty to our stockholders.  Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, our officers and directors in the future shall be involved with other blank check companies and conflicts may arise in the pursuit of business combinations with such other blank check companies with which they are and may in the future be affiliated.  If management forms any subsequent blank check companies, priority shall be given the companies based on the date of the effectiveness of their respective S-1 registration statements.  In the future, after the close of a transaction, the Company does not anticipate that our current officers and directors will continue to perform services pursuant to their current capacity.

Management has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serves as officers, directors or partners, or in which they or their family members own or hold any ownership interest.  The Company has not established other binding guidelines or procedures for resolving potential conflicts of interest.

Our management’s indirect ownership of a majority of our stock would enable it to approve any business combination, regardless of whether other stockholders wanted to approve such transaction.

Our management controls 40,000,000 shares or 97% of our Common Stock.  Therefore, our management would be able to approve a business combination requiring stockholder approval regardless of whether other stockholders wanted to approve such transaction.  If management wanted to pursue a business combination that some stockholders purchasing shares pursuant to this offering opposed, those investors would have the opportunity to receive a return of their escrow funds, but would not be able to prevent the proposed business combination.

Our business is difficult to evaluate because we have no operating history.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.  We have no operating history nor any revenues or earnings from operations since inception.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination.  This may result in our incurring a net operating loss which will increase continuously until we can consummate a business combination with a profitable business opportunity.  There can be no assurance that we will be able to identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of, small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for us.  Virtually all of these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Management identified the following control deficiencies that represent material weaknesses as of September 30, 2010:

(1) Lack of an independent audit committee. Although we have an audit committee it is not comprised solely of independent directors. We may establish an audit committee comprised solely of independent directors when we have sufficient capital resources and working capital to attract qualified independent directors and to maintain such a committee.

(2)  Inadequate staffing and supervision within our bookkeeping operations. The relatively small number of people who are responsible for bookkeeping functions prevents us from segregating duties within our internal control system. The inadequate segregation of duties is a weakness because it could lead to the ultimate identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews which may result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the Securities and Exchange Commission.

(3) Insufficient number of independent directors. At the present time, our Board of Directors does not consist of a majority of independent directors, a factor that is counter to corporate governance practices as set forth by the rules of various stock exchanges.

Our management determined that these deficiencies constituted material weaknesses. Due to a lack of financial and personnel resources, we are not able to, and do not intend to, immediately take any action to remediate these material weaknesses. We will not be able to do so until we acquire sufficient financing and staff to do so.

Our future success is highly dependent upon the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss with respect to the purchase of shares. The success of our plan of operation will depend to a great extent upon the operations, financial condition and management of the identified business opportunity.  Although management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting that criterion.  If we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.  Management has not identified any particular industry or specific business within an industry for evaluation.  We cannot guarantee that we will be able to negotiate a business combination upon favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited  amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.
Our officers have not entered into written employment agreements with us and are not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

However, management intends to devote such time to the company as management deems reasonably necessary to effectively manage our business and affairs and to attempt to identify transaction opportunities.  After a potentially suitable transaction opportunity has been identified, management expects to devote such time to due diligence with respect to that transaction opportunity as management determines is reasonably necessary, and if management believes such transaction to be in our best interests, then management expects to devote a substantial amount of time to consummating such transaction.

Lack of Diversification

The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination  with only one business opportunity.  Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires.  The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies which fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering  one, two, or three  years, depending on the relative size of the acquisition.  The time and additional costs which may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.  Otherwise suitable acquisition prospects which do not have or are unable to obtain the required audited statements may be inappropriate for acquisition as long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation pursuant to the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status pursuant to the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.  We have not yet located a suitable entity with which to enter into a business combination, and we do not have any reason to believe that the entity will result in us being subject to the Investment Company Act.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We  are a  development  stage  company  and  have  had  no  revenues  from operations.  We may not realize any revenues unless and until we successfully merge with, or acquire, an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution to our stockholders.

Our Certificate of Incorporation authorizes the issuance of a maximum of 75,000,000 shares of common. Any merger or acquisition effected by us may result in substantial dilution in the percentage of our Common Stock held by our then existing stockholders. Moreover, the Common Stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our then existing stockholders. To the extent that additional shares of Common Stock are issued in connection with a business combination or otherwise, dilution of the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market  research with respect to prospective business opportunities. Therefore, there can be no assurance that market demand exists for a merger or acquisition as contemplated by us.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There can be no assurance that we will be able to acquire a business opportunity upon terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

We are likely seeking to complete a business combination through a "reverse merger".  Following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist because we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company because there is no incentive to brokerage firms to recommend the purchase of our common stock. There can be no assurance that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

There can be no assurance that our common stock will ever be listed on NASDAQ, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Until such time as our common stock is listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible.  Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

There is no public market for our Common Stock.

There  is no  public  trading  market  for our  Common  Stock  and none is expected  to  develop in the  foreseeable  future  unless and until we complete a business  combination  with an operating  business and such business files a prospectus pursuant to the Securities Act.

We have never paid dividends on our Common Stock.

We have never paid dividends on our common stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to the common stock.  Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the common stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of its business.

Our directors and officers will have substantial influence over our operations and control substantially all business matters.

As indicated elsewhere herein, because management consists of only two persons, while seeking a business combination, our officers and directors will be the only persons responsible for conducting our day-to-day operations.  We do not benefit from multiple judgments that a greater number of directors or officers may provide, and we will rely completely upon the judgment of our officers and directors when selecting a target company.

Our management also controls 40,000,000 which collectively own 97% of our Common Stock.  Therefore, our management would be able to approve a business combination requiring stockholder approval regardless of whether or not other stockholders approved such transaction.

Further, J.W. Mezey and Paul Howarth intend to devote such time to the company as they deem reasonably necessary to effectively manage our business and affairs and to attempt to identify transaction opportunities.   After a potentially suitable transaction opportunity has been identified, Messrs. Howarth, and Mezey expect to devote such time to due diligence with respect to that transaction opportunity as they determine is reasonably necessary, and if they believe such transaction to be in our best interests, then they would expect to devote a substantial amount of time to consummating such transaction.

Messrs. Howarth, and Mezey have not entered into written employment agreements with us and are not expected to do so.  We have not obtained key man life insurance on any of our officers or directors.  The loss of the services of Howarth, and Mezey would adversely affect the development of our business and our likelihood of continuing operations.

There can be no assurance that following a business combination with an operating business, our common stock will not be subject to the “penny stock” regulations, which would likely make it more difficult to transfer or resale.

To the extent that we consummate a business combination and our common stock becomes listed for trading on a quotation service, our common stock may constitute a “penny stock,” which generally is a stock trading under $5.00 and which is not registered on national securities exchanges or quoted on one of the higher NASDAQ tiers. The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in penny stocks. This regulation generally has the result of reducing trading in such stocks, restricting the pool of potential investors for such stocks, and making it more difficult for investors to sell their shares.  Prior to a transaction in a penny stock, a broker-dealer is required to:

·	deliver a standardized risk disclosure document which provides information about penny stocks and the nature and level of risks in the penny stock market;

·	provide the customer with current bid and offer quotations for the penny stock;

·	explain the compensation of the broker-dealer and its salesperson in the transaction;

·	provide monthly account statements showing the market value of each penny stock held in the customer’s account; and

·	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock which is subject to the penny stock rules. To the extent that our common stock becomes subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares.

We may be subject to further government regulation which may delay or preclude acquisition.

Pursuant to the requirements of Section 13 of the Exchange Act, we are required to provide certain information about significant acquisitions including audited financial statements of the acquired company.  Obtaining audited financial statements are the economic responsibility of the target company.  The additional time and costs which may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us.  Acquisition prospects which do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.  Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financials may not be available to us at the time of effecting a business combination.  In cases where audited financials are unavailable, we will have to rely upon unaudited information which has not been verified by outside auditors in making its decision to engage in a transaction with the business entity.  This risk increases the prospect that a business combination with such a business entity might prove to be unfavorable for us.

A business combination is likely to result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we will issue an amount of our authorized but unissued common stock which represents the majority of the voting power and equity of our common stock, which will, in all likelihood, result in stockholders of a target company obtaining a controlling interest in us.  As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control will likely result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

We may be subject to additional risks associated with doing business in a foreign country.

We may effectuate a business combination with a merger target whose business operations or even headquarters, place of formation or primary place of business are located outside the United States of America.  In such event, we may face significant additional risks associated with doing business in that country.  In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate such a merger target, ongoing business risks result from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability which may be exacerbated in various foreign countries.

In doing business with a foreign target we may also be subject to such risks, including, but not limited to, currency fluctuations,  regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language  differences.  Foreign  economies may differ  favorably or unfavorably from the United States economy in growth of gross national  product, rate of inflation, market development,  rate of savings, and capital investment, resource self-sufficiency and balance  of payments positions, and in other respects.

We could be subject to various taxes which may have an adverse effect upon us.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination which we may undertake.  Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions to minimize the federal and state tax consequences to both us and the target entity.  There can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect upon both parties to the transaction.

There can be no assurance that we will be able to complete a Business Combination Transaction with a suitable entity during the eighteen (18) month period set forth in Rule 419, and if we do not complete such a transaction, all funds held in escrow will be returned to the purchasers of shares from selling stockholders pursuant to this offering, plus any interest and dividends thereon, and the shares purchased pursuant to this offering will be returned to the selling stockholders pursuant to this offering.  If there are no sales pursuant to this offering, there will be no funds and no shares held in escrow, and we will not be required to take any action, but we may enter into a business combination at any time, whether prior to, or subsequent to, said eighteen (18) month period; provided, however, that if there are no sales of securities pursuant to this offering, and during said eighteen (18) month period we become aware that a business combination is probable, we shall suspend this offering.

We are conducting this offering pursuant to Rule 419.  Pursuant to that rule, if a Business Combination Transaction is not completed within eighteen (18) months after the effective date of this Registration Statement, we will be required to return all funds held in escrow to the purchasers of shares from selling stockholders pursuant to this offering, plus any interest or dividends, if any, thereon.  There can be no assurance that we will find a suitable entity with which to enter into such transaction during said eighteen (18) month period.  Even if we do identify a suitable entity for such transaction, there can be no assurance that such entity would enter into such a transaction, or that the transaction could be completed within said eighteen (18) month period.

If there are no sales of securities pursuant to this offering within eighteen (18) months after the date the SEC declares this registration statement effective, no funds or securities shall be placed in escrow, and we will file an amendment to this registration statement with the SEC removing the shares from registration and, subject to the next paragraph, terminating this offering, in which event the shares cannot be sold unless they are registered or unless a valid exemption from registration is then available.

If there are no sales of securities pursuant to this offering, then after we complete a Business Combination Transaction, we will file a Form 8-K with the SEC containing extensive information about the target company as required by SEC regulations, including audited financial statements.  After completing such Business Combination Transaction, we would no longer be deemed to be a shell company, and the requirements of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not apply.

In view of the fact that there are numerous other ways in which private companies can become public or raise capital, and because of the availability of blank check companies for Business Combination Transactions, there can be no assurance that the terms of a potential Business Combination Transaction would be favorable to us.

Even if we find a suitable entity for a Business Combination Transaction during the eighteen (18) month period, and that entity is willing to enter into such a transaction, there can be no assurance that we would be able to complete that transaction on terms which would be favorable to us.  Private companies seeking to become public have many options other than a business combination with a blank check company, such as initial public offerings, direct public offerings, Regulation A offerings, public offerings on foreign exchanges, and business combinations with defunct public companies, and have many other options for access to capital other than becoming public, such as private offerings, Regulation S offerings, venture capital, and private equity transactions.  The wide range of options available to such companies may result in those companies being able to require favorable terms from a blank check company in a Business Combination Transaction, and may reduce the potential profitability to us of such a Business Combination Transaction.  In addition, there are a large number of blank check companies seeking to engage in Business Combination Transactions, and the availability of such companies may result in private companies being able to require favorable terms from any particular blank check company in a Business Combination Transaction, which may reduce the potential profitability to us of such a Business Combination Transaction.

If we are unable to complete a Business Combination Transaction during the eighteen (18) month period, we will be required to return all funds held in escrow, plus any interest and dividends thereon, and any investors purchasing shares pursuant to this offering would be unable to benefit from any subsequent transaction consummated by our company.

If we are unable to complete a Business Combination Transaction during the eighteen (18) month period, we will be required to return all funds held in escrow, plus any interest and dividends thereon, and any investors purchasing shares pursuant to this offering would be unable to benefit from any subsequent transaction consummated by our company; if subsequent to that eighteen (18) month period, we complete a Business Combination Transaction which is highly profitable for all of our stockholders, any investors purchasing shares pursuant to this offering would have had their escrow funds returned at the end of the eighteen (18) month period, plus any interest and dividends thereon, would not have remained holders of our shares subsequent to the eighteen (18) month period, and would not have benefited from that transaction.

Shares purchased pursuant to this offering will be held in escrow pending the completion of a Business Combination Transaction and the purchasers’ confirmation that they wish to remain investors in our company subsequent to such transaction, and purchasers are prohibited from selling shares purchased pursuant to this offering or entering into contracts for sale to be satisfied by the delivery of the shares purchased pursuant to this offering until after such Business Combination Transaction is completed and the shares are released from escrow to them pursuant to such confirmation.

Shares purchased pursuant to this offering will be held in escrow, and will only be released to purchasers subsequent to the completion of a Business Combination Transaction, and subsequent to those purchasers’ confirmation that they wish to remain investors in our company subsequent to such transaction.  Pursuant to Rule 15g-8 of the Exchange Act, it is unlawful for any person to sell or offer to sell securities (or any interest in or related to the securities) held in a Rule 419 escrow account other than pursuant to (A) a qualified domestic relations order issued by a court in connection with divorce proceedings or (B) Title I under the Employee Retirement Income Security Act (ERISA).  As a result, sales of the shares held in escrow, or contracts for sale to be satisfied by delivery of the shares held in escrow (e.g. contracts for sale on a when, as, and if issued basis) will be prohibited. Such rule prohibits sales of other interests in the shares held in escrow, including, but not limited to, derivative securities with respect to those shares, whether or not physical delivery is required.  Therefore, investors will not be able to realize any return on their investment for the period of the escrow, which may be up to eighteen (18) months after the effective date of this Registration Statement.

If there are any sales pursuant to this offering, the selling stockholders will not have access to their funds during the period the funds are held in escrow, and the Purchasers will not receive shares during the period of the escrow.

The funds from a purchase pursuant to this offering shall be held in escrow until the sooner of (A) we enter into an agreement for a Business Combination Transaction and the Purchaser declines to confirm that he, she or it wishes to remain an investor in the Company and (B) the date which is eighteen (18) months after the effective date of this registration statement.  If a Purchaser purchases shares from selling stockholders pursuant to this offering and we do not enter into a Business Combination Transaction for whatever reason, the Purchaser will have to wait until eighteen (18) months after the effective date of this registration statement before the Purchaser’s proportionate portion of the escrow funds are returned to the Purchaser, which escrow funds shall include any interest and dividends which have been paid thereon during the period while such funds were held in escrow.  The Purchaser will be offered the return of his, her or its proportionate portion of the escrow funds only upon the execution of an agreement for a Business Combination Transaction or upon the expiration of said eighteen (18) month period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this prospectus.  Any such statements are representative only as of the date of this prospectus.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this prospectus or to reflect the occurrence of unanticipated events, except for such updates to this prospectus and the registration statement of which it is a part as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

USE OF PROCEEDS

This prospectus relates to shares of our common stock which may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of common stock in this offering.

This offering is being conducted pursuant to Rule 419 of the Securities Act.   If one of our stockholders sells shares before we have entered into a Business Combination Transaction, the shares and the funds paid for them shall promptly be placed into escrow with ClearTrust, LLC who is an SEC registered Transfer Agent along with being a licensed and bonded escrow company. ClearTrust, LLC will utilize a separate and segregated escrow account at Synovus Bank, an FDIC insured institution to hold the escrow on behalf of the individual investors and seller.

If, during any period in which offers or sales are being made, we become aware that our entry into a Business Combination Transaction has become probable, we shall file promptly a post-effective amendment to this registration statement with the SEC disclosing the information specified in Rule 419(d).

When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the “Targets”), we shall file an amendment to this registration statement and send the Purchasers, if any, extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period of no fewer than 20 business days and no more than 45 business days after the effective date of that amendment (the end of such period, the “Deadline”) in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction.  If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, then, after the Business Combination Transaction is complete, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends, if any,  which have been paid thereon during the period while such funds were held in escrow, to the selling stockholder from whom he, she or it purchased those shares.  If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends, if any, thereon, shall be returned to him, her or it within five (5) business and his, her or its shares shall be returned to the selling stockholder from whom he, she or it purchased his, her or its shares.

If there are no sales in this offering, then after we complete a Business Combination Transaction, we will file a Form 8-K with the SEC containing extensive information about the Target(s) as required by SEC regulations, including audited financial statements.  After completing such Business Combination Transaction, we would no longer be deemed to be a shell company, and the requirements of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not apply.

If any selling stockholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, plus any interest or dividends, if any, thereon, all of the shares held in escrow shall be returned to the selling stockholders from whom those Purchasers purchased them and we will file a post-effective amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.  In view of the fact that the escrow funds shall either be released to the selling stockholders or returned to the Purchasers, we shall not receive any funds from this offering.

If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file a Form 8-K with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements.  Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable.

If the potential Business Combination Transaction is not consummated during the eighteen (18) month period, we will file an amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available.

DETERMINATION OF OFFERING PRICE

Prior to this offering of our common stock, there has been no public market for any of our securities and there can be no assurance that a market will develop.  The offering price of $0.10 per share was determined by us. The principal factors considered in determining the offering price included the following:

•	the information set forth in this prospectus,

•	market conditions for business combinations involving blank check companies,

•	the estimated profitability of business combinations involving similar blank check companies,

DILUTION

In view of the fact that the selling stockholders are offering for sale shares of our common stock which are already issued and outstanding, the sale by the selling stockholders of their shares of our common stock pursuant to this prospectus will not result in any dilution to our stockholders.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2010

September 30, 2010
Stockholders’ Equity
Common Stock, $.001 Par Value, 75,000,000, 41,000,000 issued and outstanding	$41,000
Additional Paid-In Capital	$31,500
Deficit accumulated during the development stage	$(60,526)
Total stockholders’ equity (deficiency)	$11,974
Total capitalization	$11,974

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not presently trading on any stock exchange.  We are not aware of any market active in our stock since inception through the date of this filing.  While we intend to arrange to have our common stock traded on the public market after complying with Rule 419 and with the availability of our shares to be sold on the public market, we have not yet applied to have our stock listed on an exchange or quoted on a quotation service.  We do intend to apply for quotation of our common stock on the OTC Bulletin Board or other exchange subsequent to (A) our consummation of a Business Combination Transaction, (B) filing a Post-Effective Amendment with the SEC with current information with respect to the combined company and (C) the SEC declaring such amendment effective.  There can be no assurance that a trading market will ever develop, or if developed, that it will be sustained.

Because it is not contemplated that any of the selling stockholders intend to sell their shares until we enter into a Business Combination Transaction, and any sales will have to be through a broker dealer, we will not know in which states prospective purchasers will be located.  It will be the brokers’ responsibility to confirm that sales can legally be made in the applicable states.

Pursuant to Rule 419, any shares held in escrow are prohibited from being resold or transferred while in escrow except pursuant to a qualified domestic relations order or Title I of the Employee Retirement Income Security Act (ERISA), or the rules thereunder.  Any shares released from escrow may only be resold pursuant to registration under the Securities Act or pursuant to a valid exemption therefrom.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We were organized as a vehicle to investigate and, if such investigation warrants, merge or acquire a target company or business seeking the perceived advantages of being a publicly held corporation. As of the date of this prospectus, we have no particular acquisitions in mind and have not entered into any negotiations with respect to the possibility of a merger or acquisition between us and such other company.

If we consummate a business combination, we will use our best efforts to have our stock quoted on the OTC Bulletin Board (the “OTCBB”), and anticipate that our common stock will be eligible to trade on the OTCBB subsequent to such business combination.  In addition, subsequent to such business combination, we may seek the listing of our common stock on any of the several NASDAQ markets or the American Stock Exchange, either immediately after such business combination or sometime in the future. There can be no assurance that after we consummate a business combination we will be quoted on the OTCBB or be able to meet the initial listing standards of any stock exchange or quotation service, or that we will be able to maintain a listing of our common stock on any of those or any other stock exchange or quotation service.

Our principal business objective for the next twelve (12) months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities.  We do not currently have any cash flow.  The costs of  investigating and analyzing business combinations for the next twelve (12)  months and beyond such time will be paid with money in our  treasury or will be loaned to or invested in us by our stockholders, management or other investors.  There can be no assurance that we will be able to obtain any additional money for our treasury should it become necessary.  We have raised capital which we believe will be sufficient until we consummate a merger or other business combination.  If not, we will either cease operations or will need to raise additional capital through the issuance of additional shares or through debt.  There is no existing commitment to provide additional capital, and there can be no assurance that we shall be able to receive additional financing.

During the next twelve (12) months we anticipate incurring costs related to:

      (i) filing of Exchange Act reports, and

      (ii) costs relating to consummating a merger or acquisition.

We  may  consider  a  business  which  has  recently commenced operations,  is a developing company in need of additional  funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be  experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial  additional  capital,  but  which  desires to establish a public trading market for its shares, while avoiding,  among other things, the time delays,  significant  expense, and loss of voting control which may occur in a public offering.

None of our  officers  or  directors  has had any  preliminary  contact or discussions  with any  representative  of any other entity  regarding a business combination  with us.  Any target business which is selected by us may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of revenues or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks  inherent in a particular  target  business, there  can be no  assurance  that we  will  properly  ascertain  or  assess  all significant risks.

Our management  anticipates that it will likely be able to effect only one business combination,  due primarily to our limited financing,  and the dilution of interest for present and prospective  stockholders,  which is likely to occur as a result of our management's plan to offer a controlling interest to a target business  in order to achieve  a  tax  free  reorganization.   This  lack  of diversification  should be considered a  substantial risk in investing in us, because  it will not  permit  us to offset  potential  losses  from one  venture against gains from another.

We intend to seek to carry out our business plan as discussed herein.  In order to do so, we need to pay ongoing expenses, including particularly accounting fees incurred in conjunction with preparation and filing of this prospectus, and in conjunction with future compliance with its on-going reporting obligations.  Although we have raised capital pursuant to a private offering to pay these anticipated expenses, we may not have sufficient funds to pay all or a portion of such expenses.  If we fail to pay such expenses, we have not identified any alternative sources.  We have raised capital which we believe will be sufficient until we consummate a merger or other business combination.  If not, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt.  There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing

We do not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties.  We have adopted a policy that we will not seek an acquisition or merger with any entity in which any of our officers, directors, and controlling stockholders or any affiliate or associate serves as an officer or director or holds any ownership interest.

We anticipate that the selection of a business combination will be complex and extremely risky.  Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation.  Such perceived benefits of becoming a publicly traded corporation include, among other things, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.   Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a finder to identify and analyze the merits of potential target businesses.  However, we presently contemplate that one of our officers, directors and/or controlling stockholders, may introduce potential business combinations to us.  No finder’s fees will be paid to them.

After this prospectus is declared effective by the Commission, our officers and directors intend to contact a number of registered broker-dealers to advise them of our existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with us.  Business opportunities may also come to our attention from various sources, including professional advisers such as attorneys and accountants, venture capitalists, members of the financial community, and others who may present unsolicited proposals.  If such person is not a registered broker-dealer, we will not pay any fees unless legally permitted to do so.  All securities transactions effected in connection with our business plan as described in this prospectus will be conducted through or effected by a registered broker-dealer.

As to date there have been no discussions, agreements or understandings with any broker-dealers or finders regarding our search for business opportunities. Our management is not affiliated with any broker-dealers, and has not in the past retained a broker-dealer to search for business opportunities.

In the event of a successful acquisition or merger, we may pay a finder's fee, in the form of cash or common stock in the merged entity retained by us, to individuals or entities legally authorized to do so, if such payments are permitted under applicable federal and state securities law.  The amount of any finder's fee will be subject to negotiation, and cannot be estimated at this time, but is expected to be comparable to consideration normally paid in like transactions.  Management believes that such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved.  Such fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction.  Any cash finder's fee earned will need to be paid by the prospective merger or acquisition candidate, because we do not have sufficient cash assets with which to pay any such obligation.  If we are required pursuant to applicable federal or state securities laws, any finder retained by us will be a registered broker-dealer, who shall be compensated solely in accordance with the NASD regulations.  No fees of any kind will be paid by us to our promoters and management or to our associates or affiliates.

We may merge with a company which has retained one or more consultants or outside advisors.  In such situation, we expect that the business opportunity will compensate the consultant or outside advisor.  As of the date of this filing, there have been no discussions, agreements or understandings with any third-parties or with any representatives of the owners of any business or company regarding the possibility of a merger or acquisition between us and such other company.  Consequently, we are unable to predict how the amount of such compensation will be calculated at this time.  It is anticipated that any finder which the target company retains would likely be a registered broker-dealer.

We will not restrict our search to any specific kind of firm, but may acquire a venture which is in its preliminary or development stage, one which is already in operation, or in a more mature stage of its corporate existence. The acquired business may desire to have its shares publicly traded, or may seek other perceived advantages which we may be able to offer by virtue of being a public shell with no liabilities, which shall be up to date in its reporting requirements, which management anticipates shall be eligible for trading on the OTC Bulletin Board subsequent to such Business Combination Transaction, and which shall be in good standing in the United States and the State of Delaware.  There are no existing loan arrangements or arrangements for any financing whatsoever relating to any business opportunities.

This offering is being conducted pursuant to Rule 419 of the Securities Act.  Accordingly, if and when any sale of securities is made by a selling stockholder prior to our entry into a merger, acquisition, or similar transaction (hereinafter collectively referred to as a “Business Combination Transaction”), the selling stockholders shall be required to enter into an escrow agreement as a condition of the sale prior to the consummation of the sale, and the securities being sold and the purchase price for the securities being sold (the purchasers of those shares are hereinafter referred to as the “Purchasers”) shall promptly be placed into escrow with an insured depository institution.

If, during any period in which offers or sales are being made, we become aware that our entry into a Business Combination Transaction has become probable, we shall file promptly a post-effective amendment to this registration statement with the SEC disclosing the information specified in Rule 419(d).

When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the “Targets”), we shall file an amendment to this registration statement and send the Purchasers, if any, extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period of forty five (45) business days after the effective date of that amendment (the end of such period, the “Deadline”) in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction.  If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, then, after the Business Combination Transaction is complete, which will be at least forty five (45) business days after the date upon which the SEC declares the amendment effective, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends, if any, which have been paid thereon during the period while such funds were held in escrow, to the selling stockholder from whom he, she or it purchased those shares.  If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends, if any, thereon, shall be returned to him, her or it within five (5) business days after the forty fifth (45th) business day following the effective date of that amendment, and his, her or its shares shall be returned to the selling stockholder from whom he, she or it purchased his, her or its shares.

Subsequent to consummating such Business Combination Transaction and the effective date of the amendment to this registration statement, we would no longer be deemed to be a shell company, and shares could be transferred without complying with the provisions of Rule 419.

If any selling stockholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, plus any interest or dividends, if any, thereon, all of the shares held in escrow shall be returned to the selling stockholders from whom those Purchasers purchased them and we shall file a post-effective amendment to this registration statement removing the securities from registration and terminating the offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.  In view of the fact that the escrow funds shall either be released to the selling stockholders or returned to the Purchasers, we shall not receive any funds from this offering.

If there are no sales of securities pursuant to this offering within eighteen (18) months after the date the SEC declares this registration statement effective, no funds or securities shall be placed in escrow, and we will file an amendment to this registration statement with the SEC removing the shares from registration and, subject to the next paragraph, terminating this offering, in which event the shares cannot be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.

If there are no sales pursuant to this offering, we may enter into a Business Combination Transaction at any time, regardless of whether prior to, or subsequent to, eighteen (18) months after the effective date of this registration statement; provided, however, that if there are no sales of securities pursuant to this offering, and during said 18 month period we become aware that a business combination is probable, we shall suspend this offering, and shall notify the selling stockholders that this offering is being suspended.  If the potential Business Combination Transaction is not consummated, this offering shall be resumed, and the selling stockholders may sell shares again pursuant to this offering.

If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file a Form 8-K with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements.  Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable. If the potential Business Combination Transaction is not consummated during the eighteen (18) month period, we will file an amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available.

If any shares are sold pursuant to this offering, the funds from those sales would be received by the selling stockholders if the Purchasers of those shares approve of a Business Combination Transaction completed prior to eighteen (18) months after the effective date of this registration statement.  Such funds would be returned to the Purchasers either if they do not approve of the Business Combination Transaction or if we do not complete a Business Combination Transaction within such eighteen (18) month period.  In view of the fact that we will not receive any funds from this offering regardless of (A) the number of shares sold pursuant to this offering or (B) if shares are sold pursuant to this offering, regardless of whether any or all Purchasers of shares approve of a Business Combination Transaction which we enter into within such eighteen (18) month period, if any or all Purchasers’ fail to approve such transaction or if there are few or no sales pursuant to this offering, we would not be prevented from entering into or completing such transaction, and would then return the funds held in escrow to any Purchasers who failed to approve such transaction.  Our ability to enter into and complete a Business Combination Transaction will depend upon factors including (A) our status as a public company, and (B) our ability to become quoted on quotation services such as the OTC Bulletin Board subsequent to such Business Combination Transaction and will not be affected by the number of shares sold pursuant to this offering or by Purchasers’ decisions to remain investors in our company subsequent to a Business Combination Transaction or to seek the return of their escrow funds.  The funds raised from any sales pursuant to this offering when released from escrow would be paid to the selling stockholders and not to us.  Therefore, the return of any funds to the purchasers of shares pursuant to this offering would not affect us, because we would never receive such funds in any case.

PLAN OF OPERATIONS

Results of Operations

Because we currently do not have any business operations, we have not had any revenues during our fiscal years ended September 30, 2010.  Total expenses for the fiscal year ending September 30, 2010 were $60,526.

We currently have no material commitments for capital expenditures.  Our future growth is dependent upon our ability to identify suitable candidates for acquisitions.  While we believe that our currently available working capital, after receiving the aggregate proceeds of the sale of common stock, should be adequate to sustain our operations at our current levels through at least the next twelve (12) months, there can be no assurance that current capital will be sufficient to meet our needs until the consummation of a merger or business combination. We have raised capital which we believe will be sufficient until we consummate a merger or other business combination.  If not, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt.  There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing.

We believe that our currently available working capital should be adequate to sustain our operations at our current levels through at least the next twelve (12) months.

LIQUIDITY AND CAPITAL RESOURCES

We do not have any revenues from operations and, absent a merger or other combination with an operating company, or a public or private sale of our equity or debt securities, the occurrence of either of which cannot be assured, we will be dependent upon future loans or equity investments from our present stockholders or management, for which there is no existing commitment.  Although we have no present commitment from any such parties to provide funding, if our company reaches the point where it would need funds to remain in operation, we will attempt to raise funds from our present stockholders or management in the form of equity or debt.  If, in such situation, we are unable to raise funds from those parties, it is likely that our business would cease operations.  During the fiscal year ending September 30, 2010, $12,250 was raised by selling Common Stock.    As of September 30, 2010, we have a cash balance of $11,974 and working capital of $11,974. During the month of October 2010 we raised an additional $7,500.  We have raised capital which we believe will be sufficient until we consummate a merger or other business combination.  If we later determine that our capital reserves are insufficient, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt.  There is no existing commitment to provide additional capital. In such situation, there can be no assurance that we shall be able to receive additional financing, and if we are unable to receive sufficient additional financing upon acceptable terms, it is likely that our business would cease operations.

Commitments

We do not have any commitments which are required to be disclosed in tabular form as of September 30, 2010.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements which have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

SEASONALITY

Given the nature of our business, we do not anticipate any material variations in revenues and operating costs due to seasonality.

DESCRIPTION OF BUSINESS

Business of Issuer

Based upon our proposed business activities, we are a "blank check" company.  The U.S. Securities and Exchange Commission (the "SEC") defines those companies  as "any  development  stage  company that is issuing a penny  stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the "Exchange Act") and that has no specific  business plan or purpose,  or has indicated  that its business  plan is to merge with an  unidentified  company or companies."  Many states have enacted  statutes,  rules and regulations  limiting the  sale  of  securities  of  "blank  check"   companies  in  their  respective jurisdictions. Our officers and directors have expressed their intention not to sell their respective shares of our common stock except in connection with or following a business combination which results in our no longer being classified as a blank check company.  We intend to comply with the periodic reporting requirements of the Exchange Act for as long as we are subject to those requirements.

Because we are a “blank check” company, all shares currently bear a restrictive legend and cannot be sold without registration or an exemption from registration.  Also, all of our stockholders have entered into an escrow agreement.  Any stockholder who desires to sell his or her shares prior to our entering into a Business Combination Transaction must notify us.   Any dividends earned by the prospective purchasers while the shares are being held will also be placed in the escrow account.  These funds or shares will be held in escrow until an acquisition meeting the criteria specified in and conducted pursuant to Rule 419 is completed.  We have paid the applicable escrow fees.

 We were  organized  as a vehicle  to  investigate  and,  if such investigation  warrants,  acquire  a target company or business seeking  the perceived advantages of being a publicly held corporation.  Our principal business objective for the next twelve (12) months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities has and will be undertaken by or under the supervision of our officers and directors.  We have not yet considered  potential  acquisition  transactions  with  any companies,  nor, as of this date, have we entered  into any  definitive  agreement with any  party.  We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.  Notwithstanding this flexibility, we shall have no duty or obligation to analyze and investigate more than one business opportunity.  In our efforts to analyze potential acquisition targets, we will consider a number of factors including, but not limited to, the following:

      (A)                            Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

      (B)                            Potential for growth, indicated by new technology, anticipated market expansion or new products;

      (C)                            Capital requirements and anticipated availability of required funds, to be  provided by the target business or from operations, through the sale of additional  securities,  through joint ventures or similar arrangements or from other sources;

      (D)                            Strength and diversity of management, either in place or scheduled for recruitment;

      (E)                            The cost of participation by us as compared to the perceived tangible and intangible values and potentials;

      (F)                            The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

      (G)                            The extent to which the business opportunity can be advanced;

In applying the foregoing factors, no one of which will be controlling, management will attempt to analyze all facts and circumstances and make a determination based upon reasonable investigative measures and available data.  Management intends to meet personally with management and key personnel of the target business entity as part of its investigation and to utilize written reports and personal investigation in order to evaluate each of the above factors.

Potentially  available  business  opportunities  may  occur  in  many  different industries,  and at various  stages of  development, all of which will make the task of comparative  investigation  and analysis of such business opportunities extremely difficult and  complex.  Due to the limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Our plans are in the conceptual stage only.  There is no relationship between our particular name and our intended business plan.  If successful in completing a merger or acquisition, we expect that our name would change to reflect the marketing goals of the business combination.

Form of Acquisition

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the parties and the promoters of the opportunity, and our relative negotiating strength and that of such promoters.

It is likely that we will acquire our participation in a business opportunity through the issuance of our Common Stock or other securities.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free” reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired  business own 80% or more of the voting stock of the surviving  entity.  If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided pursuant to the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.  Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  The result of the foregoing could result in substantial additional dilution to the equity of those who were our stockholders prior to such reorganization.

Our present stockholders will likely not have control of a majority of the voting shares following a reorganization transaction.  As part of such a transaction, all or a majority of our directors are likely to resign and new directors may be appointed without any vote by stockholders.

In the event of an acquisition, the transaction shall be approved by vote or consent by our stockholders.  In the event of a statutory merger or consolidation directly involving us, we shall obtain the written consent of the holders of a majority of our outstanding shares, which vote can be accomplished by our current management, or pursuant to a stockholders' meeting to obtain such approval. Any such transaction shall require Management to obtain stockholder approval.  It should be noted that in view of the fact that our management indirectly controls a majority of our shares, no consent of any stockholders other than our management shall be required.

It  is   anticipated   that  the   investigation  of  specific  business opportunities and  the negotiation ,drafting  and   execution  of  relevant agreements,  disclosure documents and other instruments will require substantial management time and attention and substantial  cost for the services of accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs which are incurred in the related investigation would not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs incurred.

We presently have no employees, and do not expect to hire any employees. Our officers and directors are engaged in outside business activities and anticipate that they will devote only very limited time to our business.  However, our officers intend to devote such time to the company as they deem reasonably necessary to effectively manage our business and affairs and to attempt to identify transaction opportunities.  Our officers intend to devote only a few hours per week to the business of the company until such time as a potentially suitable transaction opportunity is identified.  After a potentially suitable transaction opportunity has been identified, our officers expect to devote such time to due diligence with respect to that transaction opportunity as they determine is reasonably necessary, and if they believe such transaction to be in our best interests, then they would expect to devote a substantial amount of time to consummating such transaction.

Reports to security holders.

      (1) We are not required to deliver an annual report to our security holders and at this time we do not anticipate the distribution of such a report.

      (2) We will file reports with the SEC after this prospectus becomes effective.  We will be a reporting company and we will comply with the requirements of the Exchange Act.

      (3) The public may read and copy any materials which we file with the SEC after this prospectus becomes effective at the SEC's Public Reference Room at 100 F. Street N.E., Washington, D.C.  20549.  The public may obtain information with respect to the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site which contains reports, proxy and information statements, and other information with respect to issuers which file electronically with the SEC, which can be found at http://www.sec.gov.

DESCRIPTION OF PROPERTY

We neither rent nor own any properties at this time.  We presently have no agreements to acquire any properties and have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interest in, persons primarily engaged in real estate activities.

We currently maintain an address at the offices located at 412 Olive Avenue, Ste 212, Huntington Beach, CA 92648. We pay no rent or other fees for the use of our office space. We do not presently believe that we will need to maintain any additional office space in order to carry out our plan of operations described herein.

LEGAL PROCEEDINGS

There are not presently any material pending legal proceedings to which we are a party or as to which any of its property is subject, and no such proceedings are known to be threatened or contemplated against it.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
J. Wade Mezey	35	President, Secretary and Director
Paul Howarth	42	CEO, Director

J. Wade Mezey, CEO/Director.  Mr. Mezey is our CEO and a member of the Board of Directors. From 2008 -2010, Mr. Mezey was previously a member of the Board of Directors of Forterus, Inc. and served as its CEO in 2008. From 2007 - 2008, Mr. Mezey was also the CEO of the Mezey Howarth Racing Stables. Mr. Mezey was previously the President/COO of NAPP Tour, Inc. (North American Poker Tour). From 2004 - 2005, Mr. Mezey was the Chief Legal Officer and Interim Chief Accounting Officer of College Partnership, Inc. While at College Partnership Mr. Mezey worked with the auditors and finance department to create a system of accounting control and procedures. From 2003 - 2004, Mr. Mezey worked for Vision Direct Marketing as its Vice-President of Operations and General Counsel. From 2002 - 2003, Mr. Mezey worked as an attorney in Washington D.C. Mr. Mezey graduated from Georgetown University Law Center with an LL.M. in Securities and Financial Regulation. Mr. Mezey received his J.D., with cum laude honors, from New England School of Law and his B.S. from Virginia Commonwealth University.

Paul Howarth, President/CFO/Director. Mr. Howarth is our President and a member of the Board of Directors.  After graduating from Seton Hall University with a BA degree, he continued his graduate studies at Seton Hall University accepting a scholarship from the state of New Jersey. His area of study in graduate school was education and administration. Mr. Howarth previously worked as production manager for Western Home Mortgage Corp.  Mr. Howarth then was recruited by Home Loan Center "HLC" (HomeLoanCenter.com) where he was promoted several times to the level of Director of Production and became a major share holder of the Company. Mr. Howarth was responsible for 13 sales managers and over 150 sales staff. HLC was later sold to Lending Tree.com and Mr. Howarth was recruited by Bear Stearns & CO. (Bear Stearns.com, Beardirect.net) Bear Stearns Residential Mortgage Corp. "Bear Res." is Mr. Howarth's third successful start up in 10 years. Between HLC and Bear Res., Mr. Howarth has helped cultivate on average $500,000,000 per month in funded loan volume. Mr. Howarth was promoted several times with in Bear Stearns escalating to SVP. of Correspondent Lending. Mr. Howarth is also co-founder of A Better Tomorrow Inc, (ABTTC.com) a Drug and Alcohol treatment center in Riverside, CA.  From 2008 -2010, Mr. Howarth was previously a member of the Board of Directors of Forterus, Inc. and served as its CEO From 2008-2010.

The foregoing persons are promoters of Avarus, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Our management has not been involved in any legal proceedings as described in Item 401 of Regulation S-B.

 Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months and have a independent board in place in the next 9 months.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future.  Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.  Prior to such time as we consummate a merger or other business combination, our financial management and record keeping involve only simple transactions, and accordingly reliance upon a financial expert is unnecessary.  Following the consummation of a merger or other business combination, for which there can be no assurance, we may search for a qualified independent expert who would be willing to serve on our Board of Directors and who would be willing to act as an audit committee financial expert.  Before retaining any such expert, our Board of Directors would make a determination as to whether such person is both qualified and independent.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

Prior Blank Check Company Experience

Our management has had no prior involvement in connection with any blank check companies for sale to or for acquisition by target companies except that J.W. Mezey has in the past rendered professional services as attorneys in connection with the organization of and business combinations several a number of blank check companies

Involvement in Certain Legal

 Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

4.

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Since inception our officers and directors do not receive any compensation for their services rendered on our behalf, have not received such compensation in the past, and is not accruing any compensation pursuant to any agreement.  No remuneration of any nature has been paid for or on account of services rendered by a director in any such capacity.  Officers will not receive any remuneration until the consummation of a business combination or an acquisition.

It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, we have adopted a policy pursuant to which the offer of any post-transaction employment to a member of management will not be considered in our decision to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of directors, officers, or other employees have been adopted by us for the benefit of our employees.

Our officers and directors will not receive any finder's fee, either directly or indirectly, as a result of their efforts to implement our business plan as outlined herein.

There are no understandings or agreements with respect to the compensation our management will receive after a business combination which is required to be included herein, or otherwise.

In accordance with the requirements of Item 402(b) of Regulation S-B of the Securities Act, set forth below is a summary compensation table. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Name and Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Restricted Stock Award ($)	Options SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
J. W. Mezey, President, and Director	2010	0	0	0	0	0	0	0
Paul Howarth,. CEO, Director	2010	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As September 30, 2010, we have 41,000,000 shares of common stock, par value $0.001 per share, issued and outstanding.

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each stockholder known to be the beneficial owner of more than 5% of our common stock; (ii) by each director and executive officer; and (iii) by all executive officers and directors as a group.  Each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned.   Also included are the shares held by all executive officers and directors as a group.

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent Owned Before Offering	Percent Owned After Offering

WTL Group, Inc.(a)	12,500,000	30%	30%
Renard Properties, LLC(b)	12,500,000	30%	30%
Jeff Combs	12,500,000	30%	30%
Argentum Capital, Inc.(c)	2,500,000	6%	6%

(a) WTL Group, Inc. is owned by and managed by our President, Wade Mezey
(b) Renard Properties, LLC is owned by and managed by our Chairman and CEO, Paul Howarth
(c) Argentum Capital, Inc. is owned by and managed by Wade Mezey, Paul Howarth and Jeff Combs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 20, 2010 (inception), we issued 33,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs.  See Item 4, "Recent Sales of Unregistered Securities."

On September 20, 2010 (inception), we issued 3,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs in exchange for $3,750.  See Item 4, "Recent Sales of Unregistered Securities."

During the period from September 20, 2010 through September 30, 2010, we sold an aggregate of 850,000 shares to seventeen (17) investors in exchange for an aggregate $8,500 in cash pursuant to Section 4(2) of the Securities Act. These investors are business associates, friends and family members of officers and directors.

The Company issued 2,500,000 to Argentum Capital, Inc in exchange for professional services rendered on behalf of the Company.

All of the presently outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 pursuant to the Securities Act.  There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours.  In order to resell the securities subject to Rule 144, our company must first cease being a shell company, be subject to the Exchange Act reporting obligations, and file all required Exchange Act reports during the proceeding twelve months.  Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

We currently utilize office space provided by our management for which we pay no rent. See "Item 3. Description of Property."

Conflicts of Interest

Our proposed business raises potential conflicts of interest between us and Mr. Howarth and Mr. Mezey, all officers and directors.  Mr. Howarth and Mr. Mezey are engaged full-time as business consultants, in addition to other business interests to which he currently devotes attention, and is expected to continue to do so.  As a result, conflicts of interest may arise which may be resolved only through the exercise of judgment in a manner which is consistent with their fiduciary duties to us.  Mr. Howarth and Mr. Mezey intend to devote such time to the company as they deem reasonably necessary to effectively manage our business and affairs and to attempt to identify transaction opportunities.  Mr. Howarth and Mr. Mezey intend to devote only a few hours per week to the business of the company until such time as a potentially suitable transaction opportunity is identified.  After a potentially suitable transaction opportunity has been identified, Mr. Howarth and Mr. Mezey expect to devote such time to due diligence with respect to that transaction opportunity as they determine is reasonably necessary, and if they believe such transaction to be in our best interests, then they would expect to devote a substantial amount of time to consummating such transaction.  Mr. Howarth and Mr. Mezey shall devote as much time to our activities as is required pursuant to their responsibilities to the Company, in their sole and absolute discretion.  However, should a conflict arise, there can be no assurance that Mr. Howarth and Mr. Mezey would not attend to other matters prior to ours.

Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our current and future officers or directors are involved in the management of any company with which we transact business.  We have adopted a policy that we will not enter into a business combination, or acquire any assets of any kind for its securities, in which our management or any of our affiliates or associates have any interest, direct or indirect.

No other binding guidelines or procedures for resolving potential conflicts of interest have been adopted by us.  Accordingly, our officers will be required to use their discretion in order to resolve conflicts in such a manner as he considers appropriate.  Failure by management to resolve conflicts of interest in our favor could result in liability of management to us.

Other than described above, there have been no transactions which are required to be disclosed pursuant to Item 404 of Regulation S-B.

SELLING SECURITY HOLDERS

We have prepared this prospectus to allow the thirty-seven (37) selling stockholders or their pledgees, donees, transferees or other successors in interest, if transfer to such parties is permitted pursuant to Rule 15g-8, to sell up to an aggregate of 41,075,000 shares of our common stock.  All of the common stock offered is already issued by Avarus, Inc. and is being offered by the selling stockholders for their own accounts.  We may from time to time supplement or amend this prospectus, as is required to provide information with respect to the selling stockholders.

The following table sets forth certain information regarding ownership of Avarus, Inc. common stock by the selling stockholders as of the date hereof, including their names, and the number of shares of commons owned by them and offered pursuant to this prospectus.   The selling stockholders listed in the table do not necessarily intend to sell any of their shares.  We have filed the registration statement, which includes this prospectus, due to the registration rights granted to the selling stockholders, not because they had expressed an intent to immediately sell their shares.  Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby.  We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholders	Shares of Stock Owned Prior to Offering	Shares of Common Stock to be sold	Shares of Common Stock owned after Offering	Percent of Common Stock owned after offering
WTL Group	12,500,000	12,500,000	0	0%
Renard Properties	12,500,000	12,500,000	0	0%
Jeff Combs	12,500,000	12,500,000	0	0%
Argentum Capital	2,500,000	2,500,000	0	0%
International Monetary	150,000	150,000	0	0%
Lori Livacich	50,000	50,000	0	0%
Tom Olmstead	50,000	50,000	0	0%
Danielle D'Amico	50,000	50,000	0	0%
Michael Vasquez	50,000	50,000	0	0%
Larry Vasquez	50,000	50,000	0	0%
John Howarth	50,000	50,000	0	0%
Art Olmstead	50,000	50,000	0	0%
William Waldrop	50,000	50,000	0	0%
Sebastian Howarth	50,000	50,000	0	0%
Orla Brady	50,000	50,000	0	0%
Donald Collie	50,000	50,000	0	0%
Linda Collie	50,000	50,000	0	0%
Mark Howarth	50,000	50,000	0	0%
Cindy Howarth	50,000	50,000	0	0%
Matt Billington	50,000	50,000	0	0%
Maria Olvera	50,000	50,000	0	0%

Renegade Farms	50,000	50,000	0	0%
Roxanne Clark	5,000	5,000	0	0%
Blain Riley	5,000	5,000	0	0%
Vortex Tennis, LLC	5,000	5,000	0	0%
Nate Steck	5,000	5,000	0	0%
Travis Cotsenmoyer	5,000	5,000	0	0%
Whitney Cotsenmoyer	5,000	5,000	0	0%
Morgan Cotsenmoyer	5,000	5,000	0	0%
William Mezey	5,000	5,000	0	0%
Kerri Wagner	5,000	5,000	0	0%
Chris Simoneoux	5,000	5,000	0	0%
Paul Hawthorne	5,000	5,000	0	0%
Vincent French	5,000	5,000	0	0%
Nicole D'Amico	5,000	5,000	0	0%
Roxannw Chavez	5,000	5,000	0	0%
Monique Knowlan	5,000	5,000	0	0%

DESCRIPTION OF SECURITIES

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to this Form S-1.

Our authorized capital stock consists of 75,000,000 common shares par value of $.001 per share.  As of the date hereof, 41,075,000 shares of Common Stock are issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common stock are entitled to one vote for each share on all matters to be voted upon by the stockholders.  The holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.  The stockholders do not have cumulative or preemptive rights.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Company does not have any authorized Preferred Stock.

Options and Warrants

There are no outstanding options or warrants to purchase, nor any securities convertible into, our common shares.  Additionally, there are no shares which could be sold pursuant to Rule 144 of the Securities Act or which we have agreed to register pursuant to the Securities Act for sale by security holders.  Further, there are no common shares being, or proposed to be, publicly offered by us.

Stockholders

As of the date hereof, there are thirty-seven (37) holders of record of our common stock.

The issued and outstanding shares of our common stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act.  Accordingly, such security holders cannot rely upon Rule 144 for resale transactions . There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours.  In order to resell the securities subject to Rule 144, our company must first cease being a shell company, be subject to the Exchange Act reporting obligations, and file all required Exchange Act reports during the proceeding twelve months.  Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

Dividends

We have never paid dividends on our common stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to the common stock.  Moreover, even if it has sufficient earnings, it is not obligated to declare dividends with respect to the common stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of its business.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, since our formation and there are no disagreements with accountants on accounting or financial disclosure matters.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of our common stock, which sales were not registered pursuant to the Securities Act.

On September 20, 2010 (inception), we issued 33,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs.  See Item 4, "Recent Sales of Unregistered Securities."

On September 20, 2010 (inception), we issued 3,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs in exchange for $3,750.  See Item 4, "Recent Sales of Unregistered Securities."

The Company issued 925,000 shares to the selling shareholders for $16,000.

The Company issued 2,650,000 shares to the selling shareholders in exchange for $26,500 in services rendered.

All purchasers represented in writing that they acquired the securities for their own accounts.  A legend was placed on the stock certificates stating that the securities have not been registered pursuant to the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

We have not, nor has any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising.  No services were performed by any purchaser as consideration for the shares issues.

We have never utilized an underwriter for an offering of our securities, and there were no underwriting discounts or commissions involved. Other than as described above, we have not issued or sold any other securities.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date hereof, 41,075,000 shares of our common stock are issued and outstanding.  All outstanding shares of our common stock are "restricted securities" as such term is defined pursuant to Rule 144, in that such shares were issued in a private transaction not involving a public offering and may not be sold  in accordance with Rule 144.
There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours.  In order to resell the securities subject to Rule 144, our company must first cease being a shell company, be subject to the Exchange Act reporting obligations, and file all required Exchange Act reports during the proceeding twelve months.  Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

Sales of substantial amounts of our common stock under Rule 144, this prospectus, or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

TRANSFER AGENT AND REGISTRAR

The Company has retained Cleartrust, LLC to serve as its transfer agent.

LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby were passed upon by Brinen & Associates, LLC

PLAN OF DISTRIBUTION

We are registering a total of 41,075,000 shares of our common stock that are being offered by the selling stockholders.  As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests in the common stock, if transfer to such parties is permitted pursuant to Rule 15g-8. We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.  We will not receive the proceeds from the sale of the shares by the selling stockholders.

During this offering, the selling stockholders may only sell their shares (A) at a fixed price, (B) pursuant to the requirements of Rule 419 and (C) pursuant to the terms and conditions of this offering.

Thereafter, the selling stockholders and any of their pledgees, assignees and successors- in-interest, if transfer to such parties is permitted pursuant to Rule 15g-8, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. Such sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

o    Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o    Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o    Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o    An exchange distribution in accordance with the rules of the applicable exchange;

o    Privately negotiated transactions;

o    Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    A combination of any such methods of sale; and

o    Any other method permitted pursuant to applicable law.

There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as ours.  However, selling stockholders may be able to resell their securities subject to Rule 144 if our company ceases being a shell company, becomes subject to the Exchange Act reporting obligations, and files all required Exchange Act reports during the proceeding twelve months.  Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they  default in the performance of their secured obligations, the pledges, or secured  parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other  applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders pursuant to this prospectus.

EXPERTS

The financial statements for Avarus, Inc. as of and for the period ended September 30, 2010 included in this prospectus have been audited by Enterprise CPAs, LTD, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act in connection with the offering of the common stock by the selling stockholders.  This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement.  Some information is omitted and you should refer to the registration statement and the exhibits thereto.  With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or other documents.  You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We will in the future be filing annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information on file at the public reference rooms.  You can also request copies of these documents, for a copying fee, by writing to the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of Avarus, Inc.

We have audited the accompanying balance sheets of Avarus, Inc. as of September 30, 2010, and the related operating statements, shareholders’ equity, and cash flows for the period September 20, 2010 (date of inception) through September 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avarus, Inc. as of September 30, 2010, and the results of its operations and their cash flows for the period from September 20, 2010 (date of inception) through September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operation.

/s/ Enterprise CPAs, Ltd.
Enterprise CPAs, Ltd.
Chicago, IL

November 8, 2010

AVARUS, INC.
 (A Development-Stage Company)
CONDENSED AND CONSOLIDATED BALANCE SHEETS
 For the period from September 20, 2010 (Inception) through September 30, 2010

September 30, 2010
(Audited)
Current assets
Cash or cash equivalents	$11,974

Total Assets	$11,974

Liabilities and Stockholders' Deficit

Current liabilities:	$-

Total current liabilities	$-

Stockholders' Equity (Note 3):

Common stock, $.001 par value; 75,000,000 authorized, 41,000,000 issued and outstanding	41,000
Additional paid-in capital	31,500
Accumulated deficit during the development stage	(60,526)

Total stockholders' equity	11,974

Total liabilities and stockholders' equity	$11,974

The accompanying notes are an integral part of Condensed Consolidated Financial Statements.

AVARUS
 (A Development-Stage Company)
CONDENSED CONSOLIDATED  STATEMENT OF OPERATIONS
For the period from September 20, 2010 (Inception) through September 30, 2010

Inception through September 30, 2010

Revenue	$-

Operating Expenses:	60,526

Operating Loss	60,526

Net Loss and deficit accumulated during development stage	$(60,526)

Net Loss per Common Share
Basic and Diluted	$(0.0015)

Weighted Average Outstanding Common Shares
Basic and Diluted	37,935,000

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

AVARUS
(A Development-Stage Company)
 CONDENSED CONSOLIDATED STATEMENT OF CHANGESIN STOCKHOLDERS' EQUITY
For the period from September 20, 2010 (Inception) through September 30, 2010

	Common Stock
	Numbers of Shares	Amount	Additional paid-in capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
September 20, 2010 (inception) Shares issued To founders	33,750,000	$33,750	$0	$-	$33,750

Shares issued to founders for cash	3,750,000	3,750	0	-	3,750

Shares issued for cash	850,000	850	7,650	-	8,500

Shares issued for Services	2,650,000	2,650	23,850	-	26,500

Net loss	(60,526)	(60,526)

Balance, September 30, 2010	41,000,000	41,000	31,500	(60,526)	11,974

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

AVARUS, INC.
 (A Development-Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the period from September 20, 2010 (Inception) through September 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(60,526)

Net Cash used in Operating Activities	(60,526)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	12,250
Issuance of common stock to Founders	33,750
Issuance of common stock for services	26,500

Net cash provided by Financing Activities	72,500

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	11,974

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	11,974

The accompanying notes are an integral part of the Condensed and Consolidated Financial Statements.

 AVARUS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION

Avarus, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 20, 2010 and has been inactive since inception.  The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $60,526 as of September 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, “Accounting and Reporting by Development Stage Enterprises”.  Among the disclosures required by ASC 915  are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

A.  Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on September 30.

B.  Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109").  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  There were no current or deferred income tax expenses or benefits due to the Company not having any material operations since inception.

C.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

AVARUS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

D.  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

If the Company is successful in raising funds and becoming a business development company, its principal estimates will involve the determination of the value of its portfolio companies.

The net asset value per share of our outstanding shares of common stock will be determined quarterly, as soon as practicable after, and as of the end of, each calendar quarter, by dividing the value of total assets minus total liabilities by the number of shares outstanding at the date as of which such determination is made.

In calculating the value of our total assets, we will value securities that are publicly traded at thbe closing price on the valuation date for exchange traded and NASDAQ listed securities or the average of the bid and asked prices for other securities.  Debt and equity securities that are not publicly traded will be valued at fair value as determined in good faith by the valuation committee of our board of directors based on the recommendation by our investment adviser and under valuation guidelines adopted by our board of directors, and then approved by our entire board of directors.  Initially, the fair value of these securities will be their original cost. Debt securities valued at cost would be revalued for significant events affecting the issuer's performance and equity securities valued at cost would be revalued if significant developments or other factors affecting the investment provide a basis for valuing the security at a price other than cost, such as results of subsequent financing, the availability of market quotations, the portfolio company's operations and changes in market conditions.

Debt securities with remaining maturities of 60 days or less at the time of purchase will be valued at amortized cost.  Debt securities which are publicly traded will be valued by using market quotations obtained from pricing services or dealers.  Our valuation guidelines are subject to periodic review by our board of directors and may be revised in light of our experience, regulatory developments or otherwise.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures.  Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

E.  Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period.  (There are no dilutive securities at September 30, 2010 for purposes of computing fully diluted earnings per share.)

F.  Impact of New Accounting Standards

Because the Company has been recently organized and has not yet transacted any business, the new accounting standards have no significant impact on the current financial statements and related disclosures.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

AVARUS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – STOCKHOLDERS’ EQUITY

On September 20, 2010, the Board of Directors issued 3,750,000 shares of common stock for $3,750 in cash to the founders of the Company to fund initial costs.

On September 20, 2010, the Board of Directors issued 33,750,000 shares of common stock to the founders of the Company as founder shares.

On September 29, 2010, the Board of Directors issued 850,000 shares of common stock for $8,500 in cash to seventeen (17) to fund initial costs.

On September 30, 2010, the Board of Directors issued 2,650,000 shares of common stock for $26,500 in services rendered on behalf of the Company.

Common Stock

The holders of the Company's common stock:

- Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

- Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

- Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Preferred Stock

The Company has no authorized preferred stock.

NOTE 4 – SUBSEQUENT EVENTS

On October 06, 2010, the Company sold for 75,000 shares of its common stock to various investors for $7,500 in cash. The proceeds are intended to pay expenses.

PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

Item 1. Legal Proceedings

Not applicable.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On September 20, 2010 (inception), we issued 3,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs in exchange for $3,750.

On September 20, 2010 (inception), we issued 33,750,000 restricted shares of our common stock as founders shares to each of WTL Group, Inc., Renard Properties, LLC, and Jeff Combs as founder shares.

During the period from September 20, 2010 through September 30, 2010, we sold an aggregate of 850,000 shares to seventeen (17) investors in exchange for an aggregate $8,500 in cash pursuant to Section 4(2) of the Securities Act. These investors are business associates, friends and family members of officers and directors.

The Company issued 2,500,000 to Argentum Capital, LLC in exchange for professional services rendered on behalf of the Company.

On October 06, 2010, the Company sold for 75,000 shares of its common stock to various investors for $7,500 in cash. The proceeds are intended to pay expenses.

Item 3. Defaults Upon Senior Securities

Not applicable.

Item 4. Submission of Matter to Security Holders

Not applicable.

ITEM 26: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Enterprise CPA LTD
23.1	Consent of Brinen & Associates, LLC
99.1	Escrow Agreement

ITEM 27: UNDERTAKING

The undersigned Registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any additional or changed material information on the plan of distribution.

Provided however, That:

i.
Paragraphs (1)(a) and (1)(b) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

ii.
Paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.  For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3.  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. For the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Avarus has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente in the State of California, on November 8, 2010

Avarus, Inc.

By:	/s/ Wade Mezey
Wade Mezey
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman of the Board
/s/ Paul Howarth	Director, Principal Executive Officer	November 8, 2010
Paul Howarth

President, Director, Secretary
/s/ Wade Mezey	Principal Accounting Officer	November 8, 2010
Wade Mezey	Principal Financial Officer